PRESS RELEASE                            FOR IMMEDIATE RELEASE
February 1, 2007

               CHINA DIRECT TRADING TO FOCUS ON CONSUMER PRODUCTS
                SELLS 51% INTEREST IN POWER GENERATOR DISTRIBUTOR

Ft. Lauderdale, FL: China Direct Trading Corp., a Florida corporation (China Direct), (OTCBB SYMBOL: CHDT.OB), announced today that it has decided to focus on its Capstone Industries, Inc. ("Capstone") consumer product business line in an effort to achieve China Direct's strategic goal of sustained profitability from low-cost, low inventory consumer products that are direct shipped from Chinese and other low cost contract manufacturing sources to China Direct's customers.

To further the above goal, China Direct has sold its 51% Membership Interest in Complete Power Solutions, LLC (CPS), a commercial and residential standby power generator business, ON JANUARY 26, 2007, PURSUANT TO a Purchase and Settlement Agreement (Agreement) DATED AND EFFECTIVE AS OF DECEMBER 31, 2006.

China Direct exchanged its 51% interest in CPS for 600,000 shares of China Direct Series A Convertible Preferred Stock (convertible into 50,739,958 shares of China Direct Common Stock, $0.0001 par value per share) owned by William Dato, the founder of and a Member of CPS, a promissory note in the principal amount of $225,560 (subject to adjustment per the Agreement), bearing annual interest at 7% with interest-only payments commencing July 1st and thereafter being paid quarterly on April 1st, July 1st, October 1st and January 1st until the principal and all unpaid interest thereon shall become due and payable on the maturity date, being January 26, 2010, and (c) the mutual releases contained in the Agreement.

The Promissory Note provides that if principal and accrued interest thereon is not paid in full by the maturity date, then the Promissory Note's maturity date will roll over for successive one year periods until paid in full. For any roll over period, the annual interest will be increased to 12%. The net effect of the Agreement is to undo the January 27, 2006 Purchase Agreement by China Direct and CPS.

Howard Ullman, CEO & President of China Direct, stated: "Our goal has been and continues to be to achieve and sustain profitability in an effort to enhance the overall value of our company to its shareholders. -Based on one year of operating experience in the power generator business, CPS' strategic direction in fiscal year 2007 and its resulting financial needs, when added to the financing needs of our other operating subsidiaries, we concluded that a microcap company like China Direct could only effectively finance and support one major initiative in fiscal 2007 and beyond. Therefore, to best ensure our goal of sustained profitability, we have decided to focus our resources on Capstone Industries' consumer products and related business development initiatives with the exciting potential they present and which are much closer to our historical strengths and capabilities than the more cyclical and asset intensive power generator business. While the power generator business appeared to be an attractive business investment, its seasonal sales cycles and inventory financing needs have proven to be greater than anticipated and originally projected. With limited resources, we have to focus on the business line which best matches our available resources and current strategy.

FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements about the China Direct's and its subsidiaries' future financial results, business prospects and business development prospects as well as efforts to expand product lines and market reach. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include the effect of competitive and general and local economic factors and China Direct's and its subsidiaries' reaction to those factors; on consumer and business buying decisions with respect to the China Direct subsidiaries' products; U.S.-China trade and political relations; Chinese regulation of its domestic companies dealings with China Direct and its subsidiaries; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements, and reduced end-user purchases relative to expectations; possible disruption in commercial activity as a result of natural disasters or major health concerns including epidemics; continued competitive pressures in the marketplace; the effect that the China Direct's and its subsidiaries' dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; China Direct subsidiaries' dependency on the performance of OEM manufacturers, contract manufacturers, distributors and other resellers of products; China Direct's status as a "penny stock" and the resulting limitations on the ability of broker-dealers to recommend or trade in China Direct's Common Stock; China Direct's limited ability to raise working capital on reasonable terms or at all; lack of adequate market maker support for China Direct's publicly traded stock; and risks associated with the efforts to expand the product line and market reach of China Direct's subsidiaries with limited financial resources. More information on potential factors that could affect China Direct's and it subsidiaries' financial results is included from time to time in the China Direct's historical and current public reports filed with the SEC. China Direct assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

     China Direct
     Rich Schineller
     Tel: +1-941-918-1913
     rich@chdt.us